AMENDED DEMAND PROMISSORY NOTE


$5,000,000.00                                               February 9, 2005

     FOR VALUE RECEIVED, the undersigned, DIALYSIS CORPORATION OF AMERICA, a Florida corporation, the Borrower, acknowledges the increase in the Maximum Sum in its financing with its parent, Medicore, Inc., the Holder, under the Note dated March 1, 2004, as amended on June 4, 2005, by an additional Three Million and 00/100 ($3,000,000.00) Dollars, for an aggregate Maximum Sum of Five Million and 00/100 ($5,000,000.00) Dollars.

     All the other terms of the Note will continue in full force and effect, and all the capitalized terms used in this Amended Demand Promissory Note shall have the same meaning as provided in the Note.

     IN WITNESS WHEREOF, Borrower has executed this Amended Demand Promissory Note by its duly authorized officer as of the day and year first above written.

ATTEST:                                BORROWER:

                                       DIALYSIS CORPORATION OF AMERICA

/s/ Michael Rowe                           /s/ Stephen W. Everett
----------------------------------     By:--------------------------------
MICHAEL ROWE                              STEPHEN W. EVERETT, President
                                            and CEO

STATE OF MARYLAND               )
                                ) SS:
COUNTY OF ANNE ARUNDEL          )

     The foregoing instrument was acknowledged before me this 9th day of February, 2005 by STEPHEN W. EVERETT, as President and Chief Executive Officer of DIALYSIS CORPORATION OF AMERICA, a Florida corporation, the individual who I am satisfied is the person mentioned in the within instrument, and thereupon he acknowledged that he signed and delivered the foregoing instrument for the uses and purposes therein expressed, on behalf of the corporation.

                                       /s/ Priscilla Jackson
                                       -----------------------------------
                                       Notary Public